EXHIBIT 23





                   CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS




          Board of Directors of WLR Foods, Inc.

               We hereby consent to the use of our report on the Foods Division of Cuddy Farms, Inc. dated September 22, 1994 (and all references to our firm) included in WLR Foods, Inc.'s Form 8K/A, Amendment No. Two to Current Report as of November 14, 1994 or incorporated by reference in the following Registration Statements of WLR Foods, Inc.: Form S-8 Registration Statement as of September 28, 1994; Form S-8 Registration Statement as of May 27, 1993; Form S-3 Registration Statement as of May 27, 1993; Form S-3(D) Registration Statement as of November 18, 1992; Form S-3 Registration Statement as of June 1, 1992; and Form S-8 Registration Statement as of February 13, 1989 (as amended November 18, 1992). Potter & Company, P.A. is not associated with the unaudited, proforma, or any other information presented in the 8-K filing except our audit report dated September 22, 1994.




                                   POTTER & COMPANY, P.A.


          Monroe, North Carolina
          November 14, 1994








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